EXHIBIT 23.4

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

February 24, 2011

Board of Directors
DNA Brands, Inc.
506 NW 77th Street
Boca Raton, Florida, 33487

Re:           DNA Brands, Inc.
Form S-1 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.